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                                                     October 27, 1999

The Simms Funds
55 Railroad Avenue
Greenwich, Connecticut  06830

         Re:      The Simms Funds
                  Post-Effective Amendment No. 1
                  File Nos. 333-58813; 811-08871

Gentlemen:

                  We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 1 to Registration Statement No. 333-58813. In addition, we incorporate by reference our Opinion and Consent as to the legality of the securities being registered, filed on November 25, 1998 as an Exhibit to Pre-Effective Amendment No. 1 (accession number
0000922423-98-001333).

                               Very truly yours,




                              /s/ Kramer Levin Naftalis & Frankel LLP